Exhibit 99.1


Kaman Corporation
Bloomfield, CT  06002
(860) 243-7100                                          NEWS
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                                                        [KAMAN GRAPHIC OMITTED]


                            SUIT IS BROUGHT SEEKING
                        TO COMPEL SUPERMAJORITY VOTE ON
                       KAMAN'S PROPOSED RECAPITALIZATION

BLOOMFIELD, CONNECTICUT, (September 20, 2005) - In connection with the previously announced proposed recapitalization contemplated by the recapitalization agreement between Kaman Corporation (NASDAQ: KAMNA) and members of the Kaman family, the Company reported today that a lawsuit has been brought in federal district court in Hartford, Connecticut by Mason Capital, Ltd. against the Company and members of the Kaman family seeking, among other relief, to enjoin the proposed recapitalization unless and until the proposed recapitalization is approved by a "supermajority" vote by the holders of two-thirds of the Company's Class B common stock not owned by the parties to the recapitalization agreement. Mason Capital has stated in the lawsuit that it owns 4.76% of the outstanding Class B common stock.

The Company believes that, as structured, the proposed recapitalization does not require the "supermajority" vote that Mason Capital claims and the Company intends to vigorously pursue denial of all of the relief requested by Mason Capital. The Company plans to hold the special meetings of shareholders to approve the proposed recapitalization as scheduled on October 11, 2005.

As previously reported, affiliates of Mason Capital are party to a share purchase agreement with members of the Kaman family, pursuant to which, in the event that the holders of the Class A common stock fail to approve the proposed recapitalization or the proposed recapitalization is otherwise not completed other than by reason of a breach of the recapitalization agreement by the Kaman family, the Kaman family can cause an affiliate of Mason Capital to purchase the Kaman family's shares of Class B common stock at $55.00 per share in cash and, upon the closing of the purchase from the Kaman family, offer to purchase all remaining shares of Class B common stock at $55.00 per share in cash.

Further detail on the proposed recapitalization and recapitalization agreement can be found in the recapitalization agreement, which was filed as Exhibit 2.1 to a Form 8-K filed by the Company on June 8, 2005 and proxy statement, which was filed on September 2, 2005 and mailed to shareholders shortly thereafter.

Based in Bloomfield, Conn., Kaman Corporation conducts business in the aerospace, industrial distribution and music markets. Kaman operates its aerospace business through its Aerostructures, Fuzing, and Helicopters divisions and its Kamatics subsidiary providing subcontract aerostructure manufacturing for military and commercial aircraft, missile and bomb fuzing products, SH-2G and K-MAX helicopters, and proprietary aircraft bearings and products. Principal aerospace facilities are located in Connecticut, Florida and Kansas. Kaman is the third largest North American distributor of power transmission, motion control, material handling and electrical components and a wide range of bearings offered to a customer base of more than 50,000 customers representing a highly diversified cross-section of North American industry, with principal facilities in Alabama, California, Connecticut, New York, Indiana, Kentucky and Utah. Kaman is also the largest independent distributor of musical instruments and accessories, offering more than 17,500 products for amateurs and professionals, with principal facilities in Arizona, Connecticut, California, New Jersey and Tennessee.

                                     * * *

Forward-Looking Statements
--------------------------

This press release may contain forward-looking information relating to the company's business and prospects, including the aerospace, industrial distribution and music businesses, operating cash flow, the benefits of the recapitalization transaction, and other matters that involve a number of uncertainties that may cause actual results to differ materially from expectations. Those uncertainties include, but are not limited to: 1) the successful conclusion of competitions for government programs and thereafter contract negotiations with government authorities, both foreign and domestic;
2) political conditions in countries where the company does or intends to do business; 3) standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; 4) economic and competitive conditions in markets served by the company, particularly defense, commercial aviation, industrial production and consumer market for music products, as well as global economic conditions; 5) satisfactory completion of the Australian SH-2G(A)program, including successful completion and integration of the full ITAS software; 6) receipt and successful execution of production orders for the JPF U.S. government contract including the exercise of all contract options and receipt of orders from allied militaries, as both have been assumed in connection with goodwill impairment evaluations; 7) satisfactory resolution of the EODC/University of Arizona litigation; 8) achievement of enhanced business base in the Aerospace segment in order to better absorb overhead and general and administrative expenses, including successful execution of the contract with Sikorsky for the BLACK HAWK Helicopter program; 9) satisfactory results of negotiations with NAVAIR concerning the company's leased facility in Bloomfield, Conn.; 10) profitable integration of acquired businesses into the company 's operations; 11) changes in supplier sales or vendor incentive policies; 12) the effect of price increases or decreases; 13) pension plan assumptions and future contributions;
14) continued availability of raw materials in adequate supplies; 15) satisfactory resolution of the supplier switch and incorrect part issues at Dayron and the DCIS investigation; 16) cost growth in connection with potential environmental remediation activities related to the Bloomfield and Moosup facilities; 17) whether the proposed recapitalization is completed; 18) risks associated with the course of litigation; 19) changes in laws and regulations, taxes, interest rates, inflation rates, general business conditions and other factors; 20) the effects of currency exchange rates and foreign competition on future operations; and 21) other risks and uncertainties set forth in the company 's annual, quarterly and current reports, and proxy statements. Any forward-looking information provided in this press release should be considered with these factors in mind. The company assumes no obligation to update any forward-looking statements contained in this press release.

On August 18, 2005, Kaman filed with the Securities and Exchange Commission a Registration Statement on Form S-4, which has since been declared effective by the Securities and Exchange Commission. The Registration Statement on Form S-4 contains a proxy statement/prospectus which describes the proposed recapitalization. STOCKHOLDERS OF KAMAN ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Such proxy statement/prospectus and other relevant documents may be obtained, free of charge, on the Securities and Exchange Commission's website (http://www.sec.gov) or from Kaman by contacting Russell H. Jones, SVP, Chief Investment Officer & Treasurer, by telephone at (860) 243-6307 or by email at rhj-corp@kaman.com.

Kaman and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed recapitalization. The participants in such solicitation may include Kaman's executive officers and directors. Further information regarding persons who may be deemed participants is available in Kaman's proxy statement/prospectus.

Contact:  Russell H. Jones
SVP, Chief Investment Officer & Treasurer
(860) 243-6307
rhj-corp@kaman.com
www.kaman.com